UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

ADT Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road
Boca Raton, Florida 33431
(Address of principal executive offices)

(561) 988-3600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   Appointment of Suzanne Yoon to the Board of Directors

On August 20, 2024, the Board of Directors (the “Board”) of ADT Inc. (the “Company”) voted to increase the size of the Board from 14 members to 15 members and to appoint Ms. Suzanne Yoon to the Board, effective August 21, 2024. Ms. Yoon, age 49, was appointed a member of the Board to serve as a Class II director, with a term expiring at the Company’s 2025 Annual Meeting of Stockholders. The Board anticipates appointing Ms. Yoon to its audit committee at a future date.

Ms. Yoon is the Founder and Managing Partner of Kinzie Capital Partners, a Chicago-based private equity firm. In 2017, Ms. Yoon launched Kinzie and currently serves as the Chair of its Investment and Management Committees. Prior to founding Kinzie, Ms. Yoon held senior roles at Versa Capital Management, CIT Group and LaSalle Bank/ABN AMRO. Ms. Yoon is a current member and former Chair of the National Philanthropic Trust Board of Trustees, the largest independent donor advised fund manager in the world with approximately $40 billion under management, and is a member of the first-ever Women’s Advisory Board for the Chicago Bears.

There is no arrangement or understanding between Ms. Yoon and any other person pursuant to which she was selected as a director.

Ms. Yoon will receive the annual cash and equity compensation received by each of the Company’s independent directors, as described in the Company’s proxy statement, dated as of April 8, 2024. Consistent with the Company’s existing policy to compensate new directors upon appointment to the Board, Ms. Yoon will receive a prorated annual equity grant in connection with her appointment, which will have a value of $112,602.74. Ms. Yoon will also be a party to the Company’s Indemnification Agreement with its directors and executive officers.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Yoon, or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Yoon to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release, dated August 21, 2024, announcing the appointment of Ms. Yoon to the Board
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADT Inc.

Date: August 21, 2024	By:	/s/ Noah Allen
		Name:	Noah Allen
		Title:	Vice President, Deputy General Counsel and Assistant Secretary